UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2005
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Signatures

Item 8.01. Other Events.
On December 23, 2005, Dana Corporation issued the following press release:
Dana Corporation Provides Update on Restatements
TOLEDO, Ohio — December 23, 2005 — Dana Corporation (NYSE: DCN) announced today that it is nearing completion of the restatements of its financial statements for the first two quarters of 2005 and prior years, and reaffirmed that it expects to file amended annual and quarterly reports for the applicable periods with the U.S. Securities and Exchange Commission prior to the end of the year.
The primary items prompting the restatements were issues involving customer pricing and transactions with suppliers in Dana’s Commercial Vehicle business. These and other matters have been the subject of internal investigations conducted by management and the Audit Committee of Dana’s Board of Directors in consultation with independent investigators retained by the Audit Committee and have been reviewed with the company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.
The total reduction in net income after tax for all periods to be restated is now expected to be approximately $50 million. This amount exceeds earlier estimates due to the effect of a correction with respect to steel surcharges in the prior calculation of the company’s 2004 LIFO inventory reserves.
Dana people design and manufacture products for every major vehicle producer in the world. Dana is focused on being an essential partner to automotive, commercial, and off-highway vehicle customers, which collectively produce more than 60 million vehicles annually. A leading supplier of axle, driveshaft, engine, frame, chassis, and transmission technologies, Dana employs 46,000 people in 28 countries. Based in Toledo, Ohio, the company reported sales of $9.1 billion in 2004. Dana’s Internet address is: www.dana.com.
Forward-Looking Statements
Statements in this release that are not entirely historical constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent Dana’s expectations based on current information and assumptions. However, forward-looking statements are inherently subject to risks and uncertainties. Until the restatements are completed, the actual impact on Dana’s net income for the periods affected and the timing of Dana’s filings may differ from what is currently expected. Forward-looking statements in this release speak only as of the date of the release. Dana does not undertake to update such forward-looking statements.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: December 23, 2005	By:	/s/ Michael L. DeBacker
Michael L. DeBacker
Vice President, General Counsel and Secretary

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